Exhibit 10.16
                                                                   -------------


                       John H. Duerden                  Dictaphone Corporation
                       Chairman and                     3191 Broadbridge Avenue
                       Chief Executive Officer          Stratford, CT 06497-2559

                                                        phone 203.381.7308
                                                        fax 203.381.7494

[DICTAPHONE LOGO]


April 11, 1997



Mr. Peter Tong
P.O. Box 30726
Long Beach, CA  90853

Dear Peter:

Somewhat belatedly, I have the pleasure in confirming the terms of your appointment to the Dictaphone Board of Directors:

     1. You will be paid an annual fee of $25,000 which will cover your attendance at Board meetings. A schedule for the rest of the year is attached.

     2. In addition, we will refund any travel expenses associated with your attendance at these meetings.

     3. You will receive options, subject to Board approval, to acquire 10,000 shares of fully vested Dictaphone Common Stock with an exercise price of $10 a share. With the exception of the graduated vesting schedule, all of the terms and conditions to the plan as described in the enclosed "Management Stock Option Plan" and "Stockholder's Agreement" would apply, copies of which are enclosed for your review.

     4. I would like to offer you a consultancy contract with the company at the daily rate of $1,500. Initially, I would expect that we will require your services two days per month, depending upon your availability and our needs.

Mr. Peter Tong
Page 2
April 11, 1997




It is my intention to establish a technical sub-committee of the Board consisting of yourself, Emil Jachmann and myself together with two of our Vice Presidents, Ron Elwell and Sue White. I would like you to assume the Chairmanship of this group.

Peter, I think these terms should meet your requirements and reflect our discussions.

I am delighted at your decision to join the Board of Directors and look forward to working with you to realize the potential of this company.

Sincerely,



/s/ John H. Duerden
John H. Duerden

JHD:sea
Enclosures